Exhibit 21.0
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SUBSIDIARIES

Entity Name                                                      State                 % Owned
American Realty Management, Inc.                                 Nevada                   100%
Big Bear Indian Art, LLC                                         Texas                    100%
Crown Pointe, Inc.                                             California                 100%
Finley Equities, Inc.                                            Texas                    100%
Gainesville Outlet Mall, LLC                                     Nevada                   100%
Gainesville Partners, LLC                                        Nevada                   100%
Gainesville Property, LP                                         Texas                    100%
Gaywood Oil & Gas, LLC                                           Nevada                   100%
Gaywood Oil & Gas II, LLC                                        Nevada                   100%
Graybrier, Inc.                                              North Carolina               100%
Greenbriar Financial Corporation                                 Nevada                   100%
Kellway Corporation                                              Texas                    100%
King City Retirement Corporation                                 Oregon                   100%
Mesquite, LLC                                                    Nevada                    60%
Real Estate Investors, LLC                                       Nevada                   100%
Retirement Real Estate, Inc.                                     Nevada                   100%
Senior Living Management, Inc.                                   Nevada                   100%
Senior Living Management Payroll Company                         Texas                    100%
Senior Property Management, Inc.                                 Nevada                   100%
Senior Property Management- CP, LLC                              Nevada                   100%
Senior Property Management- OP, LLC                              Nevada                   100%
Senior Property Management- WT, LLC                              Nevada                   100%
SLM-Crown Pointe, Inc.                                           Nevada                   100%
SLM-Oak Park, Inc.                                               Nevada                   100%
SLM-Wedgwood Terrace, Inc.                                       Nevada                   100%
Villa Residential Care Homes- Arlington I, L.P.                  Texas                 49.005%
Villa Residential Care Homes- Corpus Christi South, L.P.         Texas                      1%
Villa Residential Care Homes- Ft. Worth East, L.P.               Texas                      1%
Villa Residential Care Homes- Granbury, L.P.                     Texas                      1%
Villa Residential Care Homes- Oak Park, L.P.                     Texas                      1%
Wedgwood Retirement Inns, Inc.                                 Washington                 100%
Wedgwood Terrace, Inc.                                           Nevada                   100%
Windsor Group, LLC                                           South Carolina               100%
Windsor House Greenville, LLC                                South Carolina               100%
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